Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to us in this Registration Statement on Form N-1A of DWS RREEF Real Estate Securities Income Fund under the heading “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements.”

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
August 29, 2013